                                                                      EXHIBIT 99
--------------------------------------------------------------------------------
                                          [John Hancock Financial Services Logo]


  JOHN HANCOCK FINANCIAL SERVICES REPORTS SECOND-QUARTER 2001 OPERATING INCOME
                               OF $0.64 PER SHARE
--------------------------------------------------------------------------------
Operating income                  2nd quarter 2001   2nd quarter 2000  % change
summary
--------------------------------------------------------------------------------
Per-share diluted                          $0.64               $0.58     10.3%
Operating income                  $199.4 million      $183.7 million       8.5%
Avg. shares outstanding            310.1 million       316.5 million       (2%)
Operating return on equity                 14.2%               14.1%        --
--------------------------------------------------------------------------------

   BOSTON (August 2, 2001) -- John Hancock Financial Services, Inc. (NYSE: JHF) today reported per-share operating income for the second quarter of 2001 of $0.64 diluted, up 10.3% from $0.58 diluted in the second quarter of 2000.

   After-tax operating income was $199.4 million, an increase of 8.5% from $183.7 million in the year-earlier quarter.

   The results were driven by solid gains in the Protection, Asset Gathering, and Guaranteed & Structured Financial Products segments, partially offset by lower earnings in the Investment Management and Corporate & Other segments.

   Operating return on equity for the second quarter was 14.2% versus 14.1% a year earlier.

   Core life insurance sales, excluding corporate-owned life insurance (COLI), increased 12% over the first quarter, driven by new single-life variable products. Long-term care insurance sales were up 8%. Fixed annuity sales were down slightly from the record pace of the first quarter but up 60% from the second quarter of 2000. Under the company's safe-harbor exchange program, $870 million of in-force variable annuity assets were transferred during the quarter from older products to the new Revolution line. Sales of institutional guaranteed investment contracts and global funding agreements rose 30% to $1.5 billion from the first quarter.

   "These results demonstrate Hancock's financial resilience and ability to produce consistent earnings growth even in a difficult environment," said David
F. D'Alessandro, chairman and chief executive officer. "Our diversified product and distribution strategies allow us to offer customers what they want, where they want to buy it, even as their preferences shift with the economy and financial markets."

   UPDATE TO 2001 FINANCIAL OUTLOOK

   D'Alessandro said the company was comfortable with its previously announced guidance for 2001 earnings-per-share growth of 10% to 12%. "We are focused on profitably increasing sales and assets under management, controlling expenses, and managing capital effectively. Our diversified earnings base continues to deliver solid growth."

   This forecast assumes equity market appreciation of 2% to 3% for the second half of the year. Guidance, as the company has previously discussed, is subject to change if, among other things, the economy or the financial markets experience a significant downturn. (See Forward-looking Statements below).

   SEGMENT HIGHLIGHTS

   PROTECTION: Pretax operating income in the quarter was $119.9 million, up 38% from $87.2 million a year ago.

   Nontraditional life earnings for the quarter were $46.7 million pretax, up 40% from $33.4 million last year, when results included a one-time reduction of about $5 million due to the timing of variable life fees. Driving the gain were higher fees, improved mortality, and stronger separate account performance.

   Traditional life earnings were $46.6 million pretax for the quarter, up 38% from $33.7 million a year earlier. The gain was driven by lower operating expenses, partially offset by a decline in net investment income due to lower portfolio rates and the transfer of capital to the corporate segment in conjunction with the previously announced Closed Block reinsurance agreement.

   Long-term care insurance earnings were $27.0 million pretax in the quarter, up 27% from $21.3 million a year ago. The line benefited from growth in the business, including Fortis, which Hancock acquired in March 2000; improved morbidity; higher net investment income; and lower operating expenses. These were partially offset by lower-than-expected policy lapse rates.

   Core life sales for the quarter were $45.1 million, up 12% from the first quarter, driven by strong response to Hancock's new single-life variable products. Core life sales declined 20% from the second quarter of last year, reflecting the effect on survivorship sales of uncertainty surrounding estate tax reform during the most recent quarter, as well as new pricing of term life after adoption of new regulatory requirements. COLI sales were $19.2 million in the quarter, up from $9.3 million in the second quarter last year. For the first six months of the year, sales of core life and COLI products combined are up 21% to $146.5 million over the same period last year, despite a 32% decline in survivorship sales.

   Long-term care sales totaled $27.6 million, up 8% from the first quarter and 4% from a year ago, on gains in the Fortis brokerage and broker/dealer channels.

   Hancock, leveraging its premier brand, continues to expand life and long-term care distribution, signing selling agreements with new partners and adding producers within existing accounts in the brokerage and bank channels.

   ASSET GATHERING: Pretax operating income was $55.4 million in the quarter, up 28% from $43.3 million a year ago.

   Mutual fund operating earnings were up 26% to $20.9 million pretax, from $16.6 million a year ago. Lower operating expenses and commissions more than offset reduced revenue caused by a decline in average assets under management and lower sales. Assets under management were $30.9 billion at the end of the quarter versus $31.9 billion in the prior year, due almost entirely to market depreciation and the sale of the company's full-service 401(k) business, which closed March 1, 2001.

   Mutual fund net sales for the quarter, excluding the full-service 401(k) business, were $187 million. Including the 401(k) business, net redemptions were $136 million compared with net sales of $260.6 million a year earlier.

   Variable annuity earnings were $7.3 million pretax in the quarter, up from $4.0 million a year ago. The gain was driven by improved separate account performance, fee increases, and lower policy lapse rates, partially offset by higher expenses associated with the safe-harbor exchange program and lower average account balances.

   The exchange program retained $870 million of in-force assets, reducing the underlying lapse rate to 12.1% from 13.5% in the first quarter and 13.2% in the second quarter of 2000. For the six months ended June 30, $935 million in assets have been retained through the program. Variable annuity sales for the quarter were $157.4 million versus $272.4 million a year ago, reflecting the emphasis by Signator producers on the exchange program, as well as volatile equity markets. Account balances ended the quarter at $6.7 billion versus $7.7 billion a year ago, largely the result of market depreciation.

   Fixed annuity earnings were $23.5 million pretax in the quarter versus $24.8 million a year earlier. Lower expenses were offset by a decline in net investment spreads, as portfolio yields fell faster than customer crediting rates due to the sharp decline in interest rates.

   Fixed annuity sales in the quarter were $310.4 million. That is down slightly from $314.1 million in the first quarter, reflecting the company's decision to lower crediting rates, but up 60% over the second quarter of last year, driven by expanded distribution and heightened customer demand for fixed-rate investments amid equity market volatility. Account balances were up 14.1% to $5.8 billion compared with the prior-year period.

   Fixed annuity sales are expected to benefit over time from the addition of several big bank partners during the quarter, including Compass Bancshares, which will also market Hancock life insurance and mutual funds, and CalFed.

   GUARANTEED & STRUCTURED FINANCIAL PRODUCTS: Pretax operating income in the quarter was $88.8 million, up 2.3% from $86.8 million in the comparable quarter last year, as higher earnings from spread-based products were partially offset by a decline in fee-based results.

   Spread-based earnings were up 10% to $79.6 million pretax, driven by growth in the traditional GIC, global funding agreement, and group annuity lines. Sales of GICs and global funding agreements were $1.5 billion in the quarter, up 30% from the first quarter and 51% over the second quarter in 2000.

   INVESTMENT MANAGEMENT: Pretax operating income in the quarter was $7.7 million, down from $18.4 million in the second quarter of 2000, which included $6.2 million from the settlement of a lawsuit involving a timber management contract.

   Earnings at Independence Investment LLC were $5.2 million pretax versus $6.9 million a year earlier, reflecting a decline in advisory fees on lower assets under management. Average assets under management were $21.4 billion versus $30.8 billion a year ago; net redemptions improved to $745.0 million in the second quarter from $1.2 billion a year ago. Independence's investment returns outperformed its benchmark indexes for the sixth consecutive quarter.

   CORPORATE & OTHER: Pretax operating income in the quarter was $8.6 million versus $42.6 million last year, which included one-time investment income of $11 million from limited partnerships, venture capital, and similar assets. The decline was largely the result of lower capital in the segment, which was used to fund growth in the business units, pay stockholder dividends, and repurchase Hancock's stock. Additional factors included higher expenses, as well as the introduction of a lease residual management strategy that negatively affected pretax income but improved earnings after tax. On an after-tax basis, which reflects the benefits of the lease management and other tax-advantaged investment strategies used in the segment, operating earnings were $18.3 million versus $29.5 million.

   Pretax earnings from Maritime Life Assurance, Hancock's Canadian subsidiary, were $9.8 million versus $12.6 million last year as growth in individual products was offset by higher expenses related to the ongoing integration of Maritime and Aetna Canada, and the effect of the Canadian equity markets on the investment products business. Maritime's after-tax operating earnings were up 10% to $6.8 million.

   CONSOLIDATED NET INCOME

   For the second quarter, net income -- which includes net realized investment gains and losses and unusual items not considered part of ongoing operations -- was $180.8 million, or $0.58 per diluted share, compared with $232.4 million, or $0.73 per diluted share, in the year-ago quarter. The following table lists non-operating items included in net income, net of tax, in millions of dollars:
--------------------------------------------------------------------------------
                                                      2Q 2001         2Q 2000
--------------------------------------------------------------------------------
Demutualization expenses credit                            --          $  3.4
Net realized capital gains (losses)                    ($14.3)         $ 38.9
Surplus tax credit                                         --          $  7.2
Restructuring charges                                   ($4.3)          ($0.8)
--------------------------------------------------------------------------------

   BALANCE SHEET HIGHLIGHTS

   There were 310.1 million weighted average shares outstanding in the quarter, compared with 316.5 million shares a year ago. During the quarter, the company repurchased 4.8 million of its common shares at an average price of $38.625. Under a $500 million repurchase program initiated in October 2000, the company has purchased a total of 11.4 million shares for $402.9 million through June 30.

   The following table contains selected balance sheet information:

                                            June 30, 2001        June 30, 2000
-------------------------------------------------------------------------------
Shareholder equity                         $  6.0 billion       $  5.4 billion
(including FAS 115 market adjustment)

     Per-share (diluted)                           $19.37               $16.97

Shareholder equity                         $  5.6 billion       $  5.3 billion
(excluding FAS 115 market
adjustment)

     Per share (diluted)                           $18.08               $16.92

YTD weighted average shares                 311.8 million        316.0 million
outstanding (diluted)

Assets under management                     June 30, 2001    December 31, 2000
-------------------------------------------------------------------------------
     General account                       $ 54.7 billion       $ 52.1 billion
     Separate account                      $ 24.0 billion       $ 26.5 billion
     Third party                           $ 44.0 billion       $ 46.6 billion
Total consolidated                         $122.7 billion       $125.2 billion
-------------------------------------------------------------------------------

   FORWARD-LOOKING STATEMENTS

   The statements, analyses, and other information contained herein relating to trends in the company's operations and financial results, the markets for the company's products, the future development of the company's business, and the contingencies and uncertainties to which the company may be subject, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will," "should," "may," and other similar expressions, are "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Such statements are made based upon management's current expectations and beliefs concerning future events and their potential effects on the company.

   Future events and their effects on the company may not be those anticipated by management. John Hancock's actual results may differ materially from the results anticipated in these forward-looking statements. For a discussion of factors that could cause or contribute to such material differences, investors are directed to the risks and uncertainties discussed in our Form 10-K for the year ended December 31, 2000, and other documents filed by the company with the Securities and Exchange Commission. These risks and uncertainties include, without limitation, the following: general economic conditions; the performance of financial markets and interest rates; customer responsiveness to existing and new products and distribution channels; competitive and business factors; new tax or other legislation; and government regulation.

   The company specifically disclaims any obligation to update or revise any forward looking information, whether as a result of new information, future developments or otherwise.

   CONFERENCE CALL

   John Hancock will discuss first-quarter results during a conference call on August 3, 2001, at 10:00 a.m. Eastern Daylight Time. The conference call will be broadcast live over the Internet at http://www.vcall.com. The call can also be
                                    --------------------
accessed by telephone in the U.S. at  (703) 871-3021.

   The call will be rebroadcast through August 8, 2001, at (703) 925-2533. The access code will be 5353576. The call will also be available for replay on the John Hancock investor relations web site:
http://www.shareholder.com/hancock/medialist.cfm.
------------------------------------------------

   This press release, John Hancock's quarterly financial supplement, and other financial documents may be obtained by calling 1-877-JHF-NYSE (1-877-543-6973) or on the Internet at http://www.shareholder.com/hancock/ihighlights.cfm.
                      --------------------------------------------------

   John Hancock Financial Services, Inc., with $122.7 billion in assets under management, provides a wide range of insurance and investment products and services to individual and institutional customers.

   CONTACTS

   Media:  Roy Anderson, 617-572-6385; Leslie Uyeda, 617-572-6387

   Investors:  Jean Peters, 617-572-9282; Larry Edelman, 617-572-0521

   (Supplemental financial information follows)

SUPPLEMENTAL FINANCIAL INFORMATION

CONSOLIDATED INCOME STATEMENT
($ millions)

                                                                 THREE MONTHS ENDED                    SIX MONTHS ENDED
                                                                       JUNE 30                              JUNE 30
                                                               2001                2000                2001          2000
Premiums                                                   $  564.6            $  729.6            $1,426.7      $1,261.2
Universal life and investment-type
  product charges                                             181.9               181.2               361.6         386.2
Net investment income                                         832.5               812.0             1,613.9       1,660.6
Net realized investment gains/(losses)                         (0.1)                0.2                 2.5           2.0
Investment management revenues/
  Commissions/other fees                                      155.3               186.3               306.5         415.6
Other revenue                                                  58.1                 5.2                61.8           8.0
Contribution from closed block                                 28.3                25.8                45.9          51.4
  Total revenues                                            1,820.6             1,940.3             3,818.9       3,785.0

Benefits to policyholders                                   1,068.9             1,189.7             2,347.1       2,216.8
Other operating costs and expenses                            391.1               394.6               723.0         794.1
Amortization of deferred policy acquisition
costs                                                          53.7                49.9               133.4          94.0
Dividends to policyholders                                     26.5                27.8                53.9          93.7
  Total benefits and expenses                               1,540.2             1,662.0             3,257.4       3,198.6

PRE-TAX OPERATING INCOME                                      280.4               278.3               561.5         586.4

Income  taxes                                                  81.0                94.6               171.6         197.3

AFTER-TAX OPERATING INCOME                                 $  199.4            $  183.7            $  389.9      $  389.1

After-tax adjustments:
    Demutualization expense                                       -                 3.4                   -         (10.2)
    Other demutualization related costs                           -                   -                   -         (10.2)
    Pension dividend transfer                                     -                   -                   -           5.7
    Net realized investment gains/(losses)                    (14.3)               38.9               (29.1)         50.0
    Restructuring charges                                      (4.3)               (0.8)              (19.3)         (7.7)
    Surplus tax                                                   -                 7.2                   -           7.2
    Change in accounting principle                                -                   -                 7.2             -
Net Income                                                    180.8               232.4               348.7         423.9

CONSOLIDATED BALANCE SHEET
($ millions)

                                                JUNE 30,         DECEMBER 31,
                                                  2001               2000

ASSETS

Investments
Fixed maturities:
    Held-to-Maturity                           $ 1,909.8          $11,888.6
    Available-for-sale                          30,760.0           16,061.9
    Trading securities                              17.1                0.0
Equity securities:
    Available-for-sale                           1,009.4            1,134.4
    Trading securities                             290.0              231.6
Mortgage loans on real estate                    8,858.0            8,969.4
Real estate, net of accumulated depreciation       501.5              519.0
Policy loans                                       438.3              428.6
Short-term investments                             177.5              151.9
Other invested assets                            1,522.3            1,353.0
    Total Investments                           45,483.9           40,738.4

Cash and cash equivalents                        1,017.4            2,974.4
Accrued investment income                          710.5              586.9
Premiums and accounts receivable                   363.1              210.8
Deferred policy acquisition costs                2,650.1            2,528.1
Reinsurance recoverable                          1,872.4            1,958.6
Property & equipment, net of
   accumulated depreciation                        567.1              458.6
Other assets                                     1,902.9            1,732.7
Closed block assets                              9,966.9            9,710.0
Separate accounts assets                        24,000.1           26,454.8

    Total Assets                               $88,534.4          $87,353.3

                                              JUNE 30,           DECEMBER 31,
                                                2001                2000

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Future policy benefits                       $24,021.1           $22,996.4
Policyholders' funds                          16,913.2            15,741.1
Unearned revenue                                 733.9               671.3
Unpaid claims and claim expense reserves         225.3               253.7
Dividends payable to policyholders               127.8               130.8
Short-term debt                                  114.8               245.3
Long-term debt                                   740.6               534.0
Income taxes                                     705.6               431.3
Other liabilities                              2,635.6             1,986.0
Closed block liabilities                      12,181.5            12,035.9
Separate accounts liabilities                 24,000.1            26,454.8

     Total Liabilities                        82,399.5            81,480.6

Minority Interest                                 95.9                93.5

SHAREHOLDERS' EQUITY

Common stock                                       3.2                 3.2
Additional paid in capital                     5,094.4             5,086.4
Retained earnings                              1,049.3               700.6
Unrealized appreciation on AFS securities        400.7               186.2
Foreign currency translation adjustment          (55.6)              (52.4)
Additional pension liability                     (53.0)              (53.0)
Cash flow hedges                                   2.9                 0.0
Treasury Stock, at cost; 11.4 million shares    (402.9)              (91.8)
     Total Shareholders' Equity                6,039.0             5,779.2

     Total Liabilities and Shareholders'
             Equity                          $88,534.4           $87,353.3


CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
AND COMPREHENSIVE INCOME
($ millions)
                                                                                  ACCUMULATED
                                                ADDITIONAL                           OTHER          TOTAL
                                        COMMON   PAID IN    RETAINED  TREASURY   COMPREHENSIVE   SHAREHOLDERS
                                        STOCK    CAPITAL    EARNINGS   STOCK        INCOME          EQUITY
                                    -------------------------------------------------------------------------
Balance at April 1,                       $3.2    $5,030.0  $  147.5  $    0.0         $  19.4       $5,200.1
 2000.................................

Additional Paid in Capital                            46.4                                               46.4
Comprehensive income:
  Net income..............................................     232.4                                    232.4

  Other comprehensive income,
      Net of tax:
  Net unrealized gains (losses)...........................                               (96.8)         (96.8)
  Foreign currency translation adjustment.................                               (15.5)         (15.5)
  Minimum pension                                                                         (5.5)          (5.5)
   liability..............................................
                                                                                                 ------------
Comprehensive Income                                                                                    114.6
                                    -------------------------------------------------------------------------
Balance at June 30,
 2000...............................      $3.2    $5,076.4  $  379.9  $    0.0          ($98.4)      $5,361.1
                                    =========================================================================




Balance at April 1,                       $3.2    $5,090.4  $  868.5   ($217.5)        $ 330.7       $6,075.3
 2001.................................

Options exercised                                      4.0                                                4.0
Comprehensive income:
  Net income                                                   180.8                                    180.8
 .......................................................

  Other comprehensive income,
     Net of tax:
  Net unrealized gains (losses)...........................                               (38.7)         (38.7)
  Foreign currency translation adjustment...                                              20.3           20.3
  Cash flow hedges..........................................                             (17.3)         (17.3)
                                                                                                 ------------
Comprehensive income                                                                                    145.1
Treasury stock acquired                                                 (185.4)                        (185.4)
                                    -------------------------------------------------------------------------
Balance at June 30, 2001...........       $3.2    $5,094.4  $1,049.3   ($402.9)        $ 295.0       $6,039.0
                                    =========================================================================

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
AND COMPREHENSIVE INCOME
($ millions)
                                                                                         ACCUMULATED
                                                    ADDITIONAL                              OTHER           TOTAL
                                          COMMON     PAID IN      RETAINED   TREASURY   COMPREHENSIVE   SHAREHOLDERS'
                                          STOCK      CAPITAL      EARNINGS     STOCK        INCOME          EQUITY
                                     --------------------------------------------------------------------------------
Balance at January 1,                        $0.0      $    0.0  $ 4,825.0   $    0.0          ($33.9)      $ 4,791.1
 2000..................................

Demutualization transaction                   2.2       3,373.3   (4,869.0)                                  (1,493.5)
Initial public offering                       1.0       1,656.7                                               1,657.7
Additional Paid in Capital                                 46.4                                                  46.4

Comprehensive income:
  Net income before demutualization............                       44.0                                       44.0
  Net income after                                                   379.9                                      379.9
   demutualization..................                             ---------                                  ---------

  Net income for the period..............................            423.9                                      423.9

  Other comprehensive income,
    Net of tax:
   Net unrealized gains (losses)........................                                        (46.2)          (46.2)
   Foreign currency translation adjustment....                                                   (7.3)           (7.3)
   Minimum pension liability.................................                                   (11.0)          (11.0)
                                                                                                       --------------
Comprehensive Income....................................                                                        359.4
                                                               ------------------------------------------------------
Balance at June 30, 2000..............       $3.2      $5,076.4  $   379.9   $    0.0          ($98.4)      $ 5,361.1
                                     ================================================================================




Balance at January 1,                        $3.2      $5,086.4     $700.6     ($91.8)        $  80.8       $ 5,779.2
 2001..................................

Options exercised                                           8.0                                                   8.0
Comprehensive income:
  Net income..........................................               348.7                                      348.7

  Other comprehensive income,
     Net of tax:
    Net unrealized gains (losses).........................                                        9.9             9.9
   Foreign currency translation adjustment....                                                   (3.3)           (3.3)
   Cash flow hedges................................................                             (20.0)          (20.0)
                                                                                                     ----------------
Comprehensive income....................................                                                        335.3
Treasury stock acquired                                                        (311.1)                         (311.1)
Change in accounting principle                                                                  227.6           227.6
                                     --------------------------------------------------------------------------------
Balance at June 30, 2001.............        $3.2      $5,094.4  $ 1,049.3    ($402.9)        $ 295.0       $ 6,039.0
                                     ================================================================================


SALES BY SEGMENT

PROTECTION
($million)
                                              Q2            Q2            Q1       Var vs.        Var vs.
                                            2001          2000          2001        Q2' 00         Q1' 01
            Variable life             $     30.7      $   39.2    $     27.4          -22%            12%
           Long-term care             $     27.6      $   26.6    $     25.6            4%             8%
   Universal, Term, Whole             $     14.3      $   17.0    $     12.9          -16%            11%
           Corporate life             $     19.2      $    9.3    $     41.9          110%           -54%

ASSET GATHERING
($million)
                                              Q2            Q2            Q1       Var vs.        Var vs.
                                            2001          2000          2001        Q2' 00         Q1' 01

          Fixed annuities             $    310.4      $  194.1    $    314.1           60%            -1%
       Variable annuities             $    157.4      $  272.4    $    240.1          -42%           -34%
   TOTAL RETAIL ANNUITIES             $    467.8      $  466.5    $    554.2            0%           -16%
             Mutual funds             $  1,326.9      $1,163.4    $  1,423.6           14%            -7%

GUARANTEED & STRUCTURED FINANCIAL PRODUCTS
($million)
                                              Q2            Q2            Q1       Var vs.        Var vs.
                                            2001          2000          2001        Q2' 00         Q1' 01

   GICs/Funding Agreements            $  1,534.6      $1,017.1    $  1,178.7           51%            30%
           Group annuities            $     31.2      $  264.5    $    387.5          -88%           -92%
Fee-based pension products            $     77.3      $   32.4    $     20.4          139%           279%

INVESTMENT MANAGEMENT
($million)
                                              Q2            Q2            Q1       Var vs.        Var vs.
                                            2001          2000          2001        Q2' 00         Q1' 01

    IIL sales                         $    622.5      $  317.5    $    460.7           96%            35%
              Other sales             $    336.5      $  299.9    $    116.4           12%           189%
    TOTAL                             $    959.0      $  617.4    $    577.1           55%            66%

ASSETS UNDER MANAGEMENT
($million)
                                    JUNE 30, 2001          MARCH 31, 2001         DECEMBER 31, 2000

          General Account              $ 54,675.4              $ 53,689.8                $ 52,131.1
         Separate Account              $ 24,000.1              $ 23,411.6                $ 26,454.8
       Third-Party Assets              $ 44,068.4              $ 42,498.1                $ 46,571.0
    TOTAL                              $122,743.9              $119,599.5                $125,156.9